Capstone Companies, Inc.

Third Quarter 2017 Financial Results Conference Call

November 16, 2017

C O R P O R A T E   P A R T I C I P A N T S

Aimee Gaudet, Corporate Secretary

Stewart Wallach, President, Chief Executive Officer and Director

Gerry McClinton, Chief Financial Officer, Chief Operating Officer and Director

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Tomer Cohen, Five Roads Capital Management, LLC

Anthony Kamin, Eastwood Investment Management

Anthony Marchese, Private Investor

P R E S E N T A T I O N

Operator:

Greetings, and welcome to Capstone Companies' Third Quarter 2017 Financial Results. At this time, all participants are in a listen-only mode. A brief question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to Aimee Gaudet, the Corporate Secretary for Capstone Companies. Thank you; please go ahead.

Aimee Gaudet:

Thank you, Brenda, and good morning to everyone. On the call today is Stewart Wallach, Capstone's President and Chief Executive Officer, and Gerry McClinton, Chief Financial Officer. They will be discussing the third quarter results, as well as give us an update on strategy and outlook followed by a question-and-answer session.

If you do not have the release that was distributed yesterday, it is available on the Company's website at www.capstonecompaniesinc.com.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

As you are aware, we may make forward-looking statements during today's presentation. These statements apply to future events which are subject to risks and uncertainties, as well as other factors that could cause the actual results to differ materially from where we are today. These factors are outlined in our earnings release as well as in documents filed by the Company with the Securities and Exchange Commission, which can be found at capstonecompaniesinc.com or sec.gov.

With that I'll turn it over to you, Stewart.

Stewart Wallach:

Thank you, Aimee. Thank you and good morning to everyone. I'm going to apologize upfront. I've got a bit of a head cold, so please bear with me. I appreciate your time with us today. I'm pleased to report this morning that Capstone has once again yielded record results. We have remained consistent in our approach to the market and our retail partners continue to support our programs as our products resonate with our shoppers.

The Company's strategic planning is attributed to its ongoing strong financial performance and we have already surpassed 2016's record year-end revenues in the first three quarters of 2017. Clearly, 2017 is going to be the strongest year in the history of the Company. Following Gerry's review of the financials, I will elaborate further on our 2017 achievements and offer some 2018 perspective.

Gerry McClinton:

Thank you, Stewart, and good morning, everyone. It gives me great pleasure to report on another record-breaking quarter. Let's go through the numbers.

Net revenue for the three months ended September 30, 2017 and 2016 was approximately $13.8 million and $11.7 million respectively, an increase of $2.1 million or 18.2% from 2016 and a new quarterly record. During the quarter, the Company also provided approximately $1.4 million in consumer promotional allowances compared to $699,000 in 2016. For the nine months ended September 30, 2017 and 2016, revenue was approximately $30.8 million and $22.7 million respectively. That's an increase of $8.1 million or 35.8% from 2016, and a new Q3 year-to-date record.

The Company has a strong sales performance in the Accent Light category, and all three brands, including Duracell, Capstone Lighting, and Hoover Home LED. Revenue also increased as a result of the five new product launches that we initiated. During the nine months ended September 30, 2017, the Company also increased its product promotional allowances by $352,000 from 2016 levels, up to $1.8 million, in order to support the new product launches and improve product awareness.

For the nine months, International sales were approximately $1.3 million as compared to $1.8 million in 2016. Cost of sales for the three months ended September 30, 2017 and 2016 were approximately $10.7 million and $8.8 million respectively. That's an increase of $1.9 million or 21.1% from 2016. This cost equates to 77.5% and 75.6% respectively of revenue in the quarter. The percentage to revenue increase of 1.9% resulted from the $699,000 additional promotional allowances provided in the quarter compared to 2016.

For the nine months ended September 30, 2017 to 2016, cost of sales were approximately $23.5 million and $17.1 million respectively. That's an increase of $6.4 million or 37.3% from 2016. This cost equates to 76.2% and 75.3% respectively of revenue. The percent of revenue increase of 0.9% resulted from the $353,000 of additional promotional allowances provided in the nine months compared to 2016.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Now, manufacturing unit costs continued to remain stable in the period as a result of effective buying programs with our overseas factories, the steady price of oil, and the U.S. exchange rates.

Gross profit for the three months ended September 30, 2017 and 2016 was approximately $3.1 million and $2.9 million respectively, an increase of $259,000 or 9.1% from the same period in 2016. Gross profit as a percentage of sales was 22.5% in the quarter compared to 24.4% in 2016. For the nine months September 30, 2017 and 2016, gross profit was approximately $7.3 million and $5.6 million respectively. That's an increase of $1.7 million or 31.1% from the same period in 2016. Gross profit as a percentage of sales was 23.8% in the nine months compared to 24.7% in 2016. The increase gross profit resulted from the 35.8% increase in revenue. The slight reduction of gross profit to sales percentage resulted from the additional $353,000 provided for transitional allowances to retailers in the period.

Operating expenses for the three months ended September 30, 2017 and 2016 were approximately $1.6 million and $1.2 million respectively, an increase of $413,000 or 33.1%. For the nine months ended September 30, 2017 and 2016, total operating expenses were approximately $4.2 million and $2.9 million respectively. That's an increase of $1.3 million of 44.9% as compared to 2016.

I'm just going to give you a brief summary of the major expense arrangements by category, comparing 2017 to 2016. Sales and marketing expenses for the three months ended September 30, 2017 and 2016 were approximately $928,000 and $488,000 respectively, an increase of $440,000 over 2016. The Company continued to invest heavily in its brands of Duracell, Capstone Lighting, and Hoover Home LED. The sales and marketing expense increase resulted mainly from the royalty license payments of $514,000 for the branded licenses, which was $293,000 higher than in 2016, and additional sales representatives' commissions increased by $23,000.

For the nine months September 30, 2017 and 2016, sales and marketing expenses were approximately $1.9 million and $904,000 respectively. That's an increase of $966,000. Now, many of these expense increases resulted from the $8.1 million revenue increase in the period. Just to give you a brief summary of that, we invested in the branded license of Duracell and Hoover an amount to $1 million in license payments. That was $637,000 higher than we incurred in 2016. Sales representatives' commissions increased by $160,000 in 2017 from 2016.

The Company also expensed $93,000 of prepaid media credits. We invested $36,000 for in-store setups for the new products, and increased advertising in tradeshow expense by a further $42,000 over 2016. Compensation expenses for the three months ended September 30, 2017 and 2016 was approximately $352,000 and $325,000 respectively, an increase of $27,000 or 8.2%.

For the nine months ended September 30, 2017 and 2016, compensation expense was approximately $1,066,000 against $950,000 respectively, an increase of $116,000 or 12.2%. Compensation expense increased as a result of performance-based salary adjustments during the period and stock-based compensation paid to certain Directors.

Professional fees for the three months ended September 30, 2017 and 2016 were approximately $109,000 and $111,000 respectively, a decrease of $2,000 or 1.9%. For the nine months ended September 30, 2017 and 2016, professional expenses were approximately $429,000 and $287,000 respectively, an increase of $143,000 or 49.8%. The increase in professional fees in the period resulted from hiring an investment banker; increased investor relations, including Management's attendance and various investor shows; and engaging the services of a sales consultant to help support the U.S. sales office marketing effort.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Product development expenses for the three months ended September 30, 2017 and 2016 were $81,000 and $127,000 respectively, a decrease of $46,000 or 36.4%. For the nine months ended September 30, 2017 and 2016, product development expenses were approximately $220,000 and $228,000 respectively, a decrease of $8,000 or 3.6%. The Company has continued to invest in new product prototype development, including testing and product certification. To reduce the initial cost of new product development, we've been able to negotiate with our factory partners to absorb some of the initial costs of new product development, so that has helped to keep that particular expense category lower.

Other general administration, for the three months ended September 30, 2017 and 2016 expenses were approximately $190,000 and $195,000 respectively, a decrease of $5,000 or 2.7%. For the nine months ended September 30, 2017 and 2016, other general and administration expenses were $573,000 and $502,000 respectively, an increase of $71,000 or 14.2%. Now, this expense increased as a result of higher starting bank processing fees and increased general insurance liability premiums associated with the higher revenue levels and increased travel expenses related to increased sales activities during the period.

Net income for the three months ended September 30, 2017 was approximately $1,450,000 compared to $1,604,000 in 2016. This is a reduction of $154,000 or 9.6% compared to 2016. For the nine months ended September 30, 2017, the operating income was approximately $3,176,000 compared to $2,724,000 in 2016. Now, this is an improved performance of $452,000 compared to 2016 and a new Company record.

Total other income expense, for the three months ended September 30, 2017 and 2016, other expense was approximately $70,000 and $90,000 respectively, for a reduction of $20,000 or 22.6% compared to 2016. For the nine months ended September 30, 2017 and 2016, other expense was approximately $113,000 and $213,000 respectively for a reduction of $100,000 or 47% as compared to 2016. Now, despite having substantial revenue growth during the period, we have been able to curtail increased borrowing by negotiating favorable payment terms with our overseas suppliers, which has substantially reduced the need for purchase order funding. With the increased cash flows resulting from operational profits in 2017, we've also been able to substantially reduce all Director loans, which also reduced the interest expense in the period.

Provision for income tax for the three months ended September 30, 2017, income tax was approximately $390,000, an increase of $366,000 compared to 2016. As the Company has now offset its previously years' operating losses, the Company must provide for future income tax expense. For the nine months ended September 30, 2017, the provision for income tax expense was approximately $920,000, an increase of $883,000 compared to 2016.

Net income for the three months ended September 30, 2017 was approximately $990,000 compared to $1,490,000 in 2016. For the nine months, the Company had net income of approximately $2,142,000 as compared to $2,473,000 in 2016.

To summarize, during the nine months ended September 30, 2017, the Company has achieved record net revenue, record gross profit, record net operating income. The record performance was achieved after the Company provided approximately $1.8 million of promotional allowances for the new product launches and also incurred approximately $1.3 million of increased operating expense resulting from higher revenues and further strategic investments by the Company for future revenue growth.

Now, during the nine months ended September 30, 2017, the Company also provided for a tax provision of $920,000, which is approximately $833,000 higher than in 2016 and is the main reason why net income for the nine months was approximately $330,000 lower than in 2016.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Now let's turn to liquidity and capital resources. The good news here is that as of September 30, 2017, the Company had approximately $3.2 million of cash on hand as compared to $1.6 million at December 31, 2016. Our Sterling bank loan balance is $0.00 and our working capital of approximately $5.2 million as compared to $2.8 million at December 31, 2016.

Operating activities, cash flow provided by operating activities was approximately $2.1 million in the nine months ended September 30, 2017 compared to $3.7 million used in operating activities in 2016. In the nine months ended September 30, 2017, the net income of approximately $2.1 million combined with $224,000 decrease in inventory and a $732,000 decrease in accounts receivable helped to offset cash usage from $264,000 decrease in accounts payable and $134,000 decrease in notes payable interest, and $832,000 decrease in accrued sales allowances. During 2016, the net income of approximately $2.5 million was offset by a large increase of $6.8 million in accounts receivable.

Investing activities; cash used for (inaudible) in the nine months ended September 30, 2017 was approximately $48,000 compared to $16,000 in 2016. Now, the Company continues to invest in new product molds, tooling, and product certifications. With the product expansion plan, the Company's future capital requirements will increase. Management believes that our cash flow from operations and additional borrowing, as needed, will provide for these necessary capital expenditures.

Financing activities; cash used in financing activities for the nine months ended September 30, 2017 was approximately $500,000 compared to $3.8 million provided by financing activities in 2016. During the period, the Company repurchased and retired $250,000 of the Company's common stock from Involve, LLC and paid off $257,000 of Director's loans outstanding since 2010 and 2013, including accrued interest. The Company was also able to maintain the Sterling bank loan at $0.00 balance. The Company also sold some outstanding warrants totaling $7,500.

Now, it's worth noting that our ability to maintain sufficient liquidity is highly dependent upon achieving expected operating results. However, achieving expected results, as accomplished in 2016 and through the first three quarters of 2017, has increased working capital, provided the Company with liquidity, and has allowed the repayment of outstanding bank notes and some old-related loans. As of September 30, 2017, the Company was in compliance with all of its agreements pursuing to existing credit facilities.

Now, this concludes my financial summary for the third quarter of 2017. I'll turn the call back to you, Stewart.

Stewart Wallach:

Thank you, Gerry, for that detailed coverage. Well, as you can see, the Company is experiencing continued growth, having delivered year-to-date increases in revenues of 35% while growing gross profit dollars in excess of 30% and operating income in excess of 16%.

As the Company continues to evolve, we have remained disciplined in our approach to gaining market share and revenue growth. In Q3 alone, we invested close to $1.4 million into consumer promotional campaigns that pushed our revenues to record highs. As we are competing today at the highest levels globally, we are expected to invest more vigorously in retail business programs, but we remain resolute in making solid business decisions that yield beneficial results to Capstone. We started the year with the most significant product line expansion to date. We also introduced one of our product lines under the Duracell name. Our overseas operation, while delivering this increased demand on time, also maintained its overheads, and this strong operating leverage is expected to continue to drive earnings potential into the future. Moreover, Capstone International continued to strengthen its direct sales efforts in the Pacific Rim and has expanded product placement in 2017 as well.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

We started 2017 with a great deal of momentum coming off a record 2016, and now as we approach a record year-end again, we remain sensitive to the matters which we can't control, such as shipping date changes, factory supply chain matters, and potential logistical issues when discussing future revenue projections. It is for these reasons that we continually suggest the trailing 12 assessment which offers a more accurate perspective of the Company's performance. I'm pleased to say that our trailing 12 revenues are tracking at approximately $38 million.

As I stated earlier, there is a direct correlation between substantial marketing investments we have made to support retail sell-through and the revenue growth we are experiencing. We measure the investments carefully and we factor in the value of market positioning, competitive standings, and general consumer awareness in addition to the increased revenues that result from these investments. At the same time, we have continued to manage our debt successfully and reduced debt levels faster than anticipated.

In short, I couldn't be more proud of Capstone's Management and its associates. Delivering growth while maintaining operating leverage is a direct result of their willingness to putting forth extra efforts while maintaining costs. I believe we are a standout Company, and as we continue to execute on our marketing project strategies, our story will continue to unfold.

Our business strategies and discipline have allowed this Company to achieve strong and consistent year-over-year results. The Company's entry into the LED lighting category was a sound decision and afforded us significant opportunities to demonstrate differentiated capabilities. We focused on battery-operated low-cost products, incorporating style and increased functionality. As LED became more mainstream, the growth of our Company followed the trend. Our decisions to market our products on a direct import basis allowed us to fully exploit our asset-like business model. The Company's innovation sustains it as competition follows us into the market.

Today, we are profitable, competitive, and a well-respected Company within our industry. Considering our startup limited resources, both human and financial, I don't believe there are many companies that have achieved our level of performance. Through the confidence and financial support of Directors, including myself, we provided the early financing required for the Company to operate in a relatively unencumbered manner. That freedom to focus on product development and market expansion is why we are successful today.

My ambitions for this Company are far greater than our current status. We have a sound business strategy, leading us into 2018, driven by a highly focused product line expansion and innovation plan. Just as we were an early entry into the LED category, we are now focusing on a product line expansion that enables us to repeat our business model while complementing our current core business success. Within our 2018 strategy, we will build upon our LED business while launching a new product category that will provide us a path to expanding our channels of distribution. Whereas today we are primarily focused and have been successful in the warehouse club channel, this new product category will have a broader reach and afford us the opportunity to enter other channels with an innovative and unique line of product.

Capstone has deliberately shied away from commodity products. Our primary product objectives have been consistent since our Company's inception. If we cannot make a difference in the market and offer a recognizable and affordable benefit for the consumer, then the product is not a good fit for Capstone. In keeping with our past disciplines, we do not publicly announce product launches until we are ready to enter the market. This helps us maintain a competitive advantage and supports our conservative perspective in discussing our future business.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

In wrapping up, I will also add we are taking a hard look at our investor relations strategy and we plan to execute better in this area in 2018. Our Company is still relatively unknown and we recognize the need to invest in bringing attention to our great story.

With that, I'd like to personally thank our long-term Shareholders for your continued support, and to our new and potential Shareholders, I'd like to welcome you to this exciting time in our Company's history.

Aimee Gaudet:

Before opening up the lines, I just want to take a moment to mention that we did receive numerous questions via e-mail that we will address first, and then we'll take calls after that. I'll turn the call to Brenda.

Operator:

Thank you. If you would like to ask a question over the phone at this time, please press star, one on your telephone keypad. A confirmation tone will indicate that your line is in the question queue. You may press star, two if you'd like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. Again, that is star, one to ask a question over the phone at this time. While the phone lines are being opened, we had received some questions by e-mail which we will address at this time.

Aimee Gaudet:

This first question is directed towards Gerry. The record year-to-date gross profit of $7.3 million was 23.8% compared to 24.7% in 2016. Could you further explain what impacted the percentage reduction?

Gerry McClinton:

Yes. In order to achieve an $8.1 million revenue increase, or 35.8%, in a year, as Stewart alluded to, the Company must expand consumer product awareness and promote new product and reductions. Now, this is achieved simply by product advertising and by providing consumer rebates through the retailer. The financial impact of such programs is to reduce the gross profit in our financial statements. For the nine months year-to-date, we have provided $1.8 million of such promotions. That's nearly $400,000 higher than in 2016 and is the reason for the slight margin reduction.

Now, if we had not provided the additional allowances, our margin would've been 25% higher than occurred in 2016. But, that extra promotional investment increased revenue by $8.1 million, improved branding and consumer awareness, and we believe is a great deal for the Company as we continue to expand revenue growth.

Aimee Gaudet:

Okay. Great. Thanks, Gerry. Second question: assuming that you are coming to the end of your relationship with Wilmington, can you share what you have learned going through the process?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Stewart Wallach:

That's a good question and one that I anticipated. Very simply, there was a great deal learned from working with Wilmington. My goal in engaging Wilmington, the investment banker, was to get an objective perspective on the ways to increase Shareholder value. Meetings were held on our behalf and discussions took place regarding mergers, acquisitions, opportunities, etc. Through this process, I particularly learned areas of our Company that needed to be strengthened from outside perspectives and channel expansion was one key area to focus on.

As we have been in development of the new product category for the past year, this was basically a validation of our insight and we feel confident that the channel expansion will be successfully addressed in 2018, furthering the value of Capstone Companies.

Aimee Gaudet:

Okay. Great. Next question: total year-to-date operating expenses of $4.156 million increased by nearly $1.3 million or 30.9% from 2016. Why was there such a large increase?

Gerry McClinton:

Let me answer that one, Stewart. For the most part, a lot of our expenses are variable expansions, which means as our sales increase, expenses will also increase proportionately. Now, with a 35.8% revenue growth in nine months, these variable expenses also increased. As an example, in the nine months, sales and marketing increased by $966,000, that's most of the total operating expense in the period. But as we invest and expand our license product offerings, royalty payments will also increase accordingly. As an example, in the period we expensed over $1 million of royalties for Hoover and Duracell licenses.

Aimee Gaudet:

Okay. Thanks, Gerry. Next question: are you considering and up-listing? How will you address the need for an additional Board member?

Stewart Wallach:

Well, I think we discussed this early in the year. We were considering up-listing to OTCQX after having up-listed last August OTCQB. However, we have put that on hold at the moment. As with the launch of a new product category, the revenues may afford us an opportunity to up-list to NASDAQ. That would be attractive for a number of reasons, but I want to emphasize that at this point, there is no specific plan in place, but clearly, as the Company continues to grow, up-listing will remain a priority for the Board.

Aimee Gaudet:

Okay. Great. Next question: in reviewing the interest expense, the cost has come down significantly from $213,000 in 2016 to $113,000 for the nine months. Will this trend continue? Maybe, Gerry, you can…

Gerry McClinton:

Well, look, I like to have some of successes here and that's a great question. We started the year by stating one of our goals was to reduce debt and interest expense. Clearly, our strategy has worked. As of September 30, 2017, we have $0.00 bank debt, and it's been that way for most of the year. We have reduced related party loans from $1.3 million, down to $688,000, and we have $3.2 million in the bank, up $1.6 million from last year. This strategy will continue and our goal remains the same: to curtail interest expense even as revenue continues to grow. Good question.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Aimee Gaudet:

Okay. Great. Next question: who is George Wolfe (phon) and what services does he provide to the Company?

Stewart Wallach:

George Wolfe is a seasoned Executive that's been part of my Team of Gerry McClinton, George Wolfe, Larry Sloven, myself, of 25-plus years. He has always been involved in all of my business projects. He's one of the most professional people that I know, and he has a primary focus on sales operations. He operates in a consulting capacity, as it is just of the situation for both George and the Company. We don't have to pay benefits and George has some advantages from himself working as a consultant. We are his only client and he is focused here on a 40- to 50-hour week. Yes, George has been part of my original Team and he's key to our success.

Aimee Gaudet:

Okay. Thank you. Next question: in reviewing notes receivable, the AC Kinetics note, which was valued at $526,887 at 12/31/16 has now been valued at $0.00. Could you explain the situation if the note is still valid?

Gerry McClinton:

I'll answer that one. Yes. First of all, we still have a note with AC Kinetics worth $1.5 million and also earning accrued interest. Now, in order to accept the note, the Company was provided collateral by AC Kinetics of the ability of buying back 1,666,000 shares of the Company shares at a price of $0.15 each. We took that opportunity. We repurchased the stock. With the Company's stock value at $0.50 each, clearly we made profit by repurchasing those shares. With the Company now having tax exposure, which we've all observed in our recent results, Management decided to use that profit to write-off the AC Kinetics note. As the shares were collateral for the note, we had that option available to us. In summary, we now have a $1.5 million valid note sitting on our books at $0.00

Aimee Gaudet:

Okay. Thanks, Gerry. With record increased revenue of $30.8 million, net income for the nine months came in at $2.1 million compared to $2.5 million, a reduction of $330,000. Clearly, the big difference was the $920,000 tax provision in 2017, as in 2016 we were still using up the NOLs. What is your strategy to impact future tax liability?

Gerry McClinton:

Yes. That's mine again, okay. Another great question. Up until now, the Company really has never felt the impact of having to pay taxes, so this is a new game for us. We've already had meetings with our outside tax planners to ensure we utilize the most effective tax strategies and obtain whatever tax credits are available. I've got several future meetings coming up as we do our tax planning and closeouts, so we're getting the best advice and we learn from it, and our strategies will be taken from the advice that we're given.

Aimee Gaudet:

Thanks, Gerry. Okay. This is actually the last question. This was directed towards Stewart. Full-year 2017 is almost in the books. I am hoping that $40 million revenue is within reach. Is there a roadmap to $100 million in yearly revenue?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Stewart Wallach:

Well, as I stated earlier, trailing 12 is a very good barometer in gauging the Company's annual revenue, which is currently tracking at $38 million, so we're certainly in the ballpark. As far as $100 million, it's curious that you use that number because that is actually a goal I have set for the Company to achieve under my management. To say we have an exact roadmap to $100 million would not be an accurate statement, however, we have demonstrated our ability to achieve our goals over the past several years, so, if history serves us where, then, yes, I definitely would like to see $100 million in revenue for Capstone and that is the target that I'm keeping my eye on.

Aimee Gaudet:

Brenda, I believe we can open up for a few minutes of calls.

Operator:

Certainly. Our first questions come from the line of Tomer Cohen with Five Roads Capital. Please go ahead with your questions.

Tomer Cohen:

Good morning.

Stewart Wallach:

Good morning, Tomer.

Tomer Cohen:

My first question has to do with BJ's Wholesale. You mentioned channel expansion earlier. I'm just curious if you've ever tried to sell at BJ's and then how that experience went.

Stewart Wallach:

Yes. We have sold BJ's in the past. Their volumes are not as significant as the other channel leaders were selling. Their margin criteria is larger than the other channels we're selling, and, all in all, it doesn't meet our model. Their volume is a small, small percentage of that, which we experience from both Sam's and Costco.

Tomer Cohen:

I see. Okay. When you're thinking about channel expansion opportunities, it's other retailers, it's not (inaudible)?

Stewart Wallach:

Absolutely. It's other retailers. We're talking channel expansion into home improvement. We're talking channel expansion into e-commerce.

Tomer Cohen:

I see. Okay. That's helpful color. Then the other question I had was on the Duracell license. How worried are you about meeting your minimum sales requirement so that you can keep that license?

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.
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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Stewart Wallach:

Well, first of all, there's an assumption that there's a minimum sales requirement that you've just made. I'm not sure where you got that from.

Tomer Cohen:

I thought that was in your filings with—I thought your filing said something like $5 million year one and $7 million in year two.

Gerry McClinton:

No.

Stewart Wallach:

No. I'm not sure where that came from, Tomer, but (inaudible) Hoover.

Gerry McClinton:

Yes. That had something in there.

Tomer Cohen:

I see. Okay. Understood.

Stewart Wallach:

The Duracell license, as you probably recognize, was utilized for a promotion directly with Costco. In fact, it was initiated through a joint effort of both our companies. There were no minimums signed to that. It's pretty much up to us at this point whether we want to expand that license or not, and that's under review.

Tomer Cohen:

I see. What sorts of things will you think about in deciding if you want to expand it?

Stewart Wallach:

Well, if there's an advantage for us in the brand over selling Capstone. I mean, at the same time, some of our products don't fully get the benefit. When you're selling a branded product, you should be able to anticipate at least a 20% to 25% increase in sales over a less branded product, like ourselves, and if we can't realize that kind of growth, then the investment that's generated from the royalty payments isn't warranted.

Tomer Cohen:

That makes sense. Okay. Then to my original point, I guess now that I realize that those minimums were for Hoover, any questions on whether or not you can hit those numbers?

Stewart Wallach:

We far exceeded the minimum requirements.

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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Gerry McClinton:

Yes. Exactly.

Tomer Cohen:

Okay. Then…

Stewart Wallach:

Tomer, I'm going to ask if you—I'm really glad. There's a few more calls coming in and this is taking quite some time. I'm going to ask, if you wouldn't mind, wrapping it up so we can get to some of these other calls.

Tomer Cohen:

Okay. I think you've answered my most pressing questions, so thanks for a good quarter.

Stewart Wallach:

Thank you, Tomer.

Gerry McClinton:

Thank you.

Operator:

Our next questions come from the line of Tony Kamin with Eastwood Partners. Please go ahead with your question.

Anthony Kamin:

Hi. I wanted to ask in terms of the new product line that you mentioned that—and I understand you0 said you won't talk about it until it's ready to launch—but then when you referred to trailing 12 months as sort of a decent revenue thing to look at, do you expect this new product line to—I'm trying to get a sense of how material you think this might be.

Stewart Wallach:

That is a very, very, very intuitive question. Tony, when I'm talking trailing 12 months, I'm talking about our core business as it exists today. This new product category, while it may displace some of that business, will really be a new business unit that will layer on top of that business. From my perspective, as the business manager, I look at a $30 million, $35 million as our core business. It's a business that we can operate comfortably in. We make money. But at any point, it will not get us to where we need to be relative to Shareholder value. I'm looking on doubling, tripling the size of the Company over the course of the years, so we wouldn't be trading off the initial revenue, but we would be adding to it. Yes, on a trailing 12 basis, if I understand your question and I think I do, that would not have included anything relative to the new product category.

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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Anthony Kamin:

Great. Second and final question on that, would you expect the new product would also decrease your distribution concentration? In essence, is this new product going to (inaudible)?

Stewart Wallach:

Tony, that's actually the primary target of it. When we started to build our strategy, we recognized the fact that focusing on the warehouse club channel gave us a significant entry to the market at a very low cost of entry, and it was a very sound business decision. Recognizing that we wanted to expand the Company and grow the Company, we had to do that through channel expansion. It was unrealistic to think that we could just continue to add more products into those existing channels. The primary objective of the new category was to absolutely take us into the home improvement channel, home furnishings channel, e-commerce, enable us to walk into all of those distribution channels, but do so in the same way we entered LED in 2009, and that was through innovation.

We have never, ever been involved—my history in 30 years in business, I've never been involved in commodity products. It's just not our cup of tea. It's not our wheelhouse. We had to find the right category. What I can share with you is we will be early in the market, just as we were with LED. It's an emerging category. It, frankly, does not exist today in the marketplace except in a few sporadic, highly specialized areas, so we're going to be bringing it mainstream and I couldn't be more excited about it.

Anthony Kamin:

Terrific. Thank you.

Stewart Wallach:

You bet.

Gerry McClinton:

Thank you, Tony.

Operator:

Our next questions come from the line of Anthony Marchese. Private Investor. Please go ahead with your questions.

Anthony Marchese:

Yes. Hi, Stewart.

Stewart Wallach:

Hi, Tony.

Anthony Marchese:

I like what you've done—hey—what I think is a great quarter.

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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Stewart Wallach:

Thank you.

Anthony Marchese:

Interestingly, you keep mentioning that you're not a commodity product, yet the stock certainly trades and so I agree with you, you need to do a little more selling of the investment itself, but certainly the stock trades as though you sell commodity products, but, in fact, you don't. I think that's sort of the message that is missing, I think, or rather that the investors aren't yet getting.

Stewart Wallach:

I would agree with you completely.

Anthony Marchese:

Now, just briefly, what gives you—I mean, you seem very enthusiastic about this new product introduction. What gives you—obviously you're not going to be able to share a lot, but what gives you the confidence that you seem to have that this is in fact going to be a significant product for the Company?

Stewart Wallach:

All right. Let me maybe—that's a fair question. If you've been around to watch the Company and watched our history, you've probably picked up on some of this, but let me share this with you. My business background has been one that is not based on assumptions. It's not based on we've got a hunch we're going to sell a bunch. When we decide to look into new businesses, we typically try to find a business that's nichey (phon) in its initial nature, but has the opportunity to expand into mainstream reach. That being said, we have been working on this category for a little bit over a year now, and part of that process is research. That's research of the market, research of the players that could be in the market, research of the consumer buyers' profile, then, of course, research relative to why we can bring that proposition to retail successfully.

My enthusiasm is based on the data and the extrapolation of that data and the entire strategy that has been put together as a result of that data. The potential is very large. I am relatively conservative in my approach to the market and talking about the potentials, but what I can say is this, that it's a more lifestyle product and it's a more relevant product to today's market and future market than we're currently in, and it's a market that will enable us to further differentiate the Company in that it is more technology-based. We are talking about a product that has a little bit higher level of product development behind it and it isn't something that just anybody can do.

I have an experience with software development and a background. I had a company that we developed security software applications, so I have a pretty good understanding of how to manage that type of a project, and we are well on our way.

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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

I was actually hoping to be able to make the announcement, frankly, around this time of the year. I hate to do this to you, but I'm looking at the product as we're sitting here. It's very exciting. There's still a few areas to—I would say, minor areas to cover, not hurdles, just a couple of things we need to flesh out before we submit it for robust testing. Robust testing consists of doing to it what a consumer would do to it because in today's world, and particularly impacted by e-commerce, consumer return rates are really excessive. This has been predominantly created by Amazon and the ease in which they want people to be able to participate online, so it's easy to ship, but it's also easy to return. It's very important, particularly a product that's going to be considerably more expensive than what we currently sell, that the product meets or exceeds any expectation of a consumer, but more importantly, can endure the type of consumer abuse that most products endure, intentionally or otherwise. A lot of products, particularly products that have software involved in their operation, are abused only from the standpoint of error, mistake, how to use it. We have to make sure we dumb it down so that it's easy to use and follows formats that you would typically see in the world today of smartphones and widget applications and things of that nature.

That's probably a more lengthy answer than you anticipated. That's actually a more lengthy explanation.

Anthony Marchese:

No. No. I appreciate the insight. Final question is: can you just briefly discuss is your business or the Capstone business seasonal?

Stewart Wallach:

Well, let me say this, the current product line has a seasonality to it. I'm not going to say it's seasonal. In other words, because seasonal means a very specific thing in our industry; it means they buy for a specific season and it's the only time they buy. Like the toy industry is highly seasonal. They buy it in July, ship it in October, and the business is over in February. It's seasonal in that some of our products just have a very strong appeal for certain promotional periods. Spring is good for spring cleanup and renovation. You've got your holiday gift-giving. A lot of our items afford themselves to being gift-giving, which is reflected obviously in our Q3 numbers because those numbers support your Christmas business and your holiday gift-giving side. But, it's relatively—Q1 is usually the lightest quarter for us and has been historically, and that's because we have so much inventory in the pipeline going into Q4 that retailers need to move those categories through in January and February and March. There is the residual inventories to make room for new product launches.

I will say that that's also why sometimes you'll see more expense in our business in the first quarter of the year relative to sales, because sometimes we'll make a conscious decision to go to the retailer and say, can we generate another promotion on that to accelerate the sell-through, which would allow us to bring another product category forward. Seasonality, yes, somewhat, but not seasonal.

Anthony Marchese:

Thank you very much. Appreciate the detailed answers.

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Capstone Companies, Inc. – Third Quarter 2017 Financial Results Conference Call, November 16, 2017

Stewart Wallach:

You bet. Thanks, Anthony. All right. I think that's about it. Brenda?

Operator:

Okay. Any closing comments you'd like to make?

Stewart Wallach:

No. I think that's it. I want to thank everybody for their time. I hope they're always enthusiastic about our performance as we are. Again, I apologize. I have a bit of a head cold, so I hope the cold medicine didn't dilute the presentation too much. Thank you very much.

Gerry McClinton:

Thank you.

Operator:

Thank you. This concludes today's teleconference. You may disconnect your lines at this time and thank you for your participation.

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